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                                                                     EXHIBIT 5.1


[DYKEMA GOSSETT PLLC LOGO]                             400 Renaissance Center
                                                       Detroit, Michigan 48243
                                                       WWW.DYKEMA.COM
                                                       Tel: (313) 568-6800
                                                       Fax: (313) 568-6658



            April 2, 2004

Aastrom Biosciences, Inc.
Domino's Farms, Lobby L
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105

  Re: Prospectus Supplement to Registration Statement on Form S-3 (Reg. No.
      333-108964)

Gentlemen:

      As special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), we are rendering this opinion in connection with the filing with the Securities and Exchange Commission (the "Commission") of a prospectus supplement to the Company's registration statement on Form S-3, Reg. No. 333-108964 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Prospectus Supplement relates to (i) the issuance by the Company of up to 8,000,000 shares of the Company's Common Stock (the "Shares") and warrants to purchase up to 2,960,000 shares of the Company's Common Stock (the "Warrants") pursuant to a Securities Purchase Agreement and a related Engagement Agreement, and (ii) the issuance of up to 2,960,000 shares of the Company's Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares").

      In this connection, we have examined the Registration Statement (including the exhibits thereto), the Prospectus Supplement, the Securities Purchase Agreement, the Engagement Agreement, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the Bylaws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Shares, the Warrants, and the Warrants Shares, as we have deemed appropriate.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have
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                                                                     EXHIBIT 5.1


assumed the Securities Purchase Agreement and the Engagement Agreement are enforceable in accordance with their respective terms. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. We have assumed that payment and delivery of the Shares, the Warrants and the Warrant Shares is made in accordance with the terms set forth in the agreements and other documents relating to the issuance and sale of the Shares, the Warrants, and the Warrant Shares and that the terms set forth in such agreements and other documents are in accordance with the resolutions of the Company's board of directors approving the issuance and sale of the Shares, the Warrants and the Warrant Shares. In addition, we have assumed that the certificates representing the Shares and the Warrant Shares will be duly executed and delivered.

      On the basis of the foregoing, we are of the opinion that the Shares, the Warrants and, when issued against payment of the exercise price therefor and in accordance with the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable.

      The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement (through incorporation by reference from a Current Report on Form 8-K). Such consent does not constitute a consent under
Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            DYKEMA GOSSETT

                                        /s/ DYKEMA GOSSETT